UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2017

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in Charter)

Mississippi	001-3687	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Hancock Plaza 2510 14th Street Gulfport, Mississippi (Address of principal executive offices)	39501 (Zip Code)
(228) 868-4000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On December 15, 2017, Whitney Bank ("Hancock Whitney"), the bank subsidiary of Hancock Holding Company (the "Company"), entered into a transaction agreement (the "Agreement") with Capital One, National Association ("Capital One") pursuant to which Hancock Whitney has agreed to acquire, subject to the terms of the Agreement, the bank-managed high net worth individual and institutional investment management and trust business from Capital One.  Following the completion of the proposed acquisition, the Hancock Whitney trust business will be expected to have combined annual revenue of approximately $70-75 million, assets under administration of approximately $26 billion and assets under management of approximately $10 billion.  The Agreement contains customary representations, warranties and covenants of Capital One and the Company, conditions to closing, indemnification obligations of Capital One and the Company, and termination and other customary provisions.  The acquisition is expected to close in the second quarter of 2018, after receipt of regulatory approvals and the satisfaction of other customary closing conditions

On December 18, 2017, the Company issued a press release announcing its entry into the Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Forward-Looking Statements
This report contains forward-looking statements within the meaning of, and subject to the protections of, section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "forecast," "goals," "targets," "initiatives," "focus," "potentially," "probably," "projects," "outlook" or similar expressions or future conditional verbs such as "may," "will," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.
Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Statements about the proposed acquisition, including future financial and operating results, may differ materially from those set forth in the forward looking statements, including as a result of changes in the level of business contracts to be acquired, the ability to retain customers and employees following closing, receipt of certain third party or regulatory approvals and the ability to realize expected cost savings or other synergies from the acquisition. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 and in other periodic reports that we file with the SEC.  Such reports are available upon request from the company or from the Securities and Exchange Commission, including through the SEC's website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1	Press Release dated December 18, 2017, with respect to the Announcement of the Company's Proposed Acquisition of the Trust and Asset Management Business from Capital One

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK HOLDING COMPANY

December 18, 2017	By:	/s/ Michael M. Achary
Michael M. Achary
Chief Financial Officer